                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

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                            ATMOS ENERGY CORPORATION

                       (a Texas and Virginia corporation)



                          5 1/8% Senior Notes due 2013



                             UNDERWRITING AGREEMENT

















================================================================================


Dated: January 13, 2003

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1.        Representations and Warranties..................................................................2
         (a)      Representations and Warranties by the Company...................................................2
                  (i)      Compliance with Registration Requirements..............................................2
                  (ii)     Incorporated Documents.................................................................3
                  (iii)    Independent Accountants................................................................3
                  (iv)     Financial Statements...................................................................4
                  (v)      No Material Adverse Change in Business.................................................4
                  (vi)     Good Standing of the Company...........................................................4
                  (vii)    Good Standing of the Subsidiaries......................................................4
                  (viii)   Capitalization of the Company..........................................................5
                  (ix)     Capitalization of the Subsidiaries.....................................................5
                  (x)      Authorization of Agreement.............................................................5
                  (xi)     Authorization of Indenture and Section 301 Officers' Certificate.......................5
                  (xii)    Authorization of Securities............................................................5
                  (xiii)   Description of Securities and the Indenture............................................6
                  (xiv)    Absence of Defaults and Conflicts......................................................6
                  (xv)     Absence of Labor Dispute...............................................................7
                  (xvi)    Absence of Proceedings.................................................................7
                  (xvii)   Accuracy of Exhibits...................................................................7
                  (xviii)  Possession of Intellectual Property....................................................7
                  (xix)    Absence of Further Requirements........................................................7
                  (xx)     Possession of Licenses and Permits.....................................................8
                  (xxi)    Title to Property......................................................................8
                  (xxii)   Investment Company Act.................................................................8
                  (xxiii)  Environmental Laws.....................................................................8
                  (xxiv)   Registration Rights....................................................................9
                  (xxv)    Repayment of Debt......................................................................9
         (b)      Officer's Certificates..........................................................................9


SECTION 2.        Sale and Delivery to Underwriters; Closing......................................................9
         (a)      Securities......................................................................................9
         (b)      Payment........................................................................................10
         (c)      Denominations; Registration....................................................................10


SECTION 3.        Covenants of the Company.......................................................................10
         (a)      Prospectus Supplement; Delivery of Prospectus..................................................10
         (b)      Filing of Amendments...........................................................................11
         (c)      Delivery of Registration Statements............................................................11
         (d)      Delivery of Prospectuses.......................................................................11
         (e)      Continued Compliance with Securities Laws......................................................11

         (f)      Blue Sky Qualifications........................................................................12
         (g)      Rule 158.......................................................................................12
         (h)      Use of Proceeds................................................................................12
         (i)      Notice upon Effectiveness; Commission Requests.................................................12
         (j)      Restriction on Sale of Securities..............................................................13
         (k)      Reporting Requirements.........................................................................13
         (l)      Rating of Securities...........................................................................13
         (m)      The Depository Trust Company...................................................................13
         (n)      Repayment of Bridge Credit Agreement...........................................................13


SECTION 4.        Payment of Expenses............................................................................13
         (a)      Expenses.......................................................................................13
         (b)      Termination of Agreement.......................................................................14


SECTION 5.        Conditions of Underwriters' Obligations........................................................14
         (a)      Effectiveness of Registration Statement........................................................14
         (b)      Opinions of Counsels for Company...............................................................14
         (c)      Opinion of Counsel for Underwriters............................................................14
         (d)      Officers' Certificate..........................................................................15
         (e)      Accountants' Comfort Letter....................................................................15
         (f)      Bring-down Comfort Letter......................................................................15
         (g)      Maintenance of Rating..........................................................................15
         (h)      No Objection...................................................................................16
         (i)      Delivery to Bank One...........................................................................16
         (j)      Additional Documents...........................................................................16
         (k)      Termination of Agreement.......................................................................16


SECTION 6.        Indemnification................................................................................16
         (a)      Indemnification of Underwriters................................................................16
         (b)      Indemnification of Company, Directors and Officers.............................................17
         (c)      Actions Against Parties; Notification..........................................................17
         (d)      Settlement Without Consent If Failure to Reimburse.............................................18


SECTION 7.        Contribution...................................................................................18


SECTION 8.        Representations, Warranties and Agreements to Survive Delivery.................................19


SECTION 9.        Termination of Agreement.......................................................................20
         (a)      Termination; General...........................................................................20
         (b)      Liabilities....................................................................................20

SECTION 10.       Default by One or More of the Underwriters.....................................................20


SECTION 11.       Notices........................................................................................21


SECTION 12.       Parties........................................................................................21


SECTION 13.       Representation of Underwriters.................................................................22


SECTION 14.       GOVERNING LAW AND TIME.........................................................................22


SECTION 15.       Effect of Headings.............................................................................22


SECTION 16.       Counterparts...................................................................................22



SCHEDULES

Schedule A - List of Underwriters

Schedule B - Pricing Information

Schedule C - List of Subsidiaries

Schedule D - Prepaid Indebtedness


EXHIBITS

Exhibit A - Form of Opinion of Company's Counsel

Exhibit B - Form of Opinion of Virginia Counsel to the Company

Exhibit C - Form of Opinion of General Counsel of the Company

                            ATMOS ENERGY CORPORATION
                       (a Texas and Virginia corporation)
                          5 1/8% Senior Notes due 2013


                             UNDERWRITING AGREEMENT

                                                                January 13, 2003

BANC ONE CAPITAL MARKETS, INC.
   as Representative of the several Underwriters named in Schedule A

C/O BANC ONE CAPITAL MARKETS, INC.
1 Bank One Plaza
Suite IL1-0595
Chicago, IL 60670

Ladies and Gentlemen:

                  Atmos Energy Corporation, a Texas and Virginia corporation (the "Company"), confirms its agreement with Banc One Capital Markets, Inc. ("Banc One") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Banc One is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company to the Underwriters of its 5 1/8% Senior Notes due 2013 (the "Securities") on the terms and conditions stated herein and in Schedule B. The Securities are to be sold to each Underwriter, acting severally and not jointly, in the respective principal amounts as are set forth in Schedule A hereto opposite the name of such Underwriter. The Securities are to be issued pursuant to an indenture dated as of May 22, 2001 (the "Indenture"), between the Company and SunTrust Bank, as trustee (the "Trustee") and an officers' certificate to be dated as of January 16, 2003 pursuant to
Section 301 of the Indenture (the "Section 301 Officers' Certificate"). The Securities and the Indenture are more fully described in the Prospectus (defined below).

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-75576). Such registration statement, as amended at the date hereof, including the exhibits thereto, schedules thereto, if any, and the documents incorporated or deemed to be incorporated by reference therein, is hereinafter referred to as the "Registration Statement". The Registration Statement includes a prospectus prepared in accordance with Rule 415 under the Securities Act of 1933, as amended (the "1933 Act"), relating to certain debt securities and common stock of the Company, as the case may be, and the offering thereof from time to time in accordance with

Rule 415 under the 1933 Act pursuant to the Registration Statement. The Registration Statement has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). As provided in Section 3(a), a prospectus supplement reflecting the terms of the Securities, the terms of the offering thereof and other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the 1933 Act. Such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement." The base prospectus included in the Registration Statement relating to all offerings of securities under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus," except that, if such base prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to the base prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are incorporated by reference therein. Any preliminary prospectus supplement attached to the base prospectus that was filed omitting certain information regarding the public offering price and description of Securities pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act and used prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

                  The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

                  SECTION 1. Representations and Warranties.

                  (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof and, as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the time of the filing by the Company of any annual report on Form 10-K or any quarterly report on Form 10-Q and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the published rules and regulations under the 1933 Act (the "1933 Act Regulations"), the 1939 Act and the published rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, 1933 Act Regulations, 1934 Act and the published rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time, did not and will not contain an untrue statement of a material fact and did not omit to or will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change, or a development known to the Company involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Texas and the Commonwealth of Virginia and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Good Standing of the Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") (a) has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its formation, (b) has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The only Subsidiaries of the Company are the subsidiaries listed on Schedule C hereto.

                  (viii) Capitalization of the Company. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements, acquisitions or employee benefit plans each referred to in the Prospectus or pursuant to the exercise of convertible securities or options each referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (ix) Capitalization of the Subsidiaries. All of the issued and outstanding capital stock, limited liability company membership interests, or other beneficial interests, as the case may be, of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or limited liability company membership interests, as the case may be, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

                  (x) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (xi) Authorization of Indenture and Section 301 Officers' Certificate. The Indenture has been duly qualified under the 1939 Act. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally and by equitable principles of general applicability, regardless of whether such enforceability is considered in a proceeding at equity or at law. At the Closing Time, the Section 301 Officers' Certificate will have been duly authorized, executed and delivered by the Company.

                  (xii) Authorization of Securities. The Securities have been duly authorized by the Company and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally and by equitable principles of general applicability, regardless of whether such enforceability is considered in a proceeding at equity or at law, and will be in the form contemplated by the Indenture and the Section 301 Officers' Certificate, and will be entitled to the benefits of the Indenture.

                  (xiii) Description of Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, or to be filed or to be incorporated by reference prior to the Closing Time, as the case may be, as exhibits to the Registration Statement.

                  (xiv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter, bylaws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate or other action on the part of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges, encumbrances or a Repayment Event that would not result in a Material Adverse Effect and except for any Repayment Event under the Bridge Credit Agreement (as defined below)), nor will such action result in any violation of the provisions of the charter, bylaws or other organizational document of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

                  (xv) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending against, or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to affect the properties, assets or operations of the Company and its subsidiaries, except what does not result in a Material Adverse Effect, or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property, assets or operations is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xvii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xviii) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xix) Absence of Further Requirements. There have been issued and, at the Closing Time, there shall be in full force and effect orders or authorizations of the regulatory authorities of the States of Colorado, Georgia, Illinois, Kentucky and Virginia, respectively, authorizing the issuance and sale of the Securities on terms herein set forth or contemplated and no other filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities or blue sky laws.

                  (xx) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to do so would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xxi) Title to Property. The Company and its subsidiaries have good title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xxii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxiii) Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxiv) Registration Rights. There are no persons or entities with registration rights or other similar rights to have any securities registered under the Registration Statement.

                  (xxv) Repayment of Debt. To the knowledge of the Company, there is no fact which will prevent the Company, at the Closing Time (as hereinafter defined), from repaying in full the Company's indebtedness under the Bridge Credit Agreement, dated as of October 7, 2002 (the "Bridge Credit Agreement") among the Company and certain lenders named therein (the "Lenders"). Immediately prior to the Closing Time, the amount of indebtedness owed by the Company to the Lenders under the Bridge Credit Agreement will be $147 million. In addition, to the knowledge of the Company, there is no fact which will prevent the Company from prepaying the indebtedness listed on Schedule D (collectively, the "Prepaid Indebtedness") following the Closing Time in accordance with the terms thereof. Schedule D sets forth the amounts owed by the Company under the Prepaid Indebtedness, including any additional amounts payable in connection with a prepayment of such Prepaid Indebtedness.

                  (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  SECTION 2. Sale and Delivery to Underwriters; Closing.

                  (a) Securities. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule B, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule A, plus any additional principal amount of Securities that such Underwriter may become obligated to purchase pursuant to Section 10 of this Agreement.

                  (b) Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Company and the Underwriters, at 9:00 A.M. (Eastern Standard
Time) on January 16, 2003 (unless postponed pursuant to Section 10), or at such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such date and time of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Company by wire transfer of immediately available funds to an account designated by the Company, against delivery to the Underwriters for the respective accounts of the several Underwriters of the Securities to be purchased by them; provided, however, that the Company acknowledges and agrees that at the Closing Time, the Company will deliver $147 million of the proceeds from the issuance and sale of the Securities, to Bank One, NA, as administrative agent under the Bridge Credit Agreement ("Bank One"), in full repayment of the Company's indebtedness under the Bridge Credit Agreement.

                  (c) Denominations; Registration. The Securities to be purchased by the Underwriters shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time. The Securities will be made available in New York City for examination by the Underwriters not later than 10:00 A.M. (Eastern Standard Time) on the last business day prior to the Closing Time.

                  SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

                  (a) Prospectus Supplement; Delivery of Prospectus. Immediately following the execution of this Agreement, the Company will, if it has not already done so, prepare a Prospectus Supplement that complies with the 1933 Act and the 1933 Act Regulations and that sets forth the principal amount of the Securities and their terms not otherwise specified in the Indenture, the name of each Underwriter participating in the offering and the principal amount of the Securities that each severally and not jointly has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Securities are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as the Underwriters and the Company deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters as many copies of the Prospectus as the Underwriters shall reasonably request.

                  (b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act, or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative shall reasonably object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of the Prospectus.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Use of Proceeds. The Company will use the net proceeds received by it from the issuance and sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds", which shall include the prompt prepayment of the Prepaid Indebtedness in accordance with the terms of such Prepaid Indebtedness relating to earlier repayment.

                  (i) Notice upon Effectiveness; Commission Requests. During the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will notify the Underwriters immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Prospectus Supplement,
         (iv) of any request by the Commission for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (j) Restriction on Sale of Securities. Between the date hereof and the Closing Time, the Company will not, without the prior written consent of the Underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities issued or guaranteed by the Company.

                  (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with sales of the Securities, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

                  (l) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P"), Moody's Investors Service Inc. ("Moody's") and Fitch IBCA, Inc. ("Fitch") to provide their respective credit ratings of the Securities.

                  (m) The Depository Trust Company. The Company will cooperate with the Underwriters and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company.

                  (n) Repayment of Bridge Credit Agreement. At the Closing Time, the Company shall deliver $147 million of the proceeds from the issuance and sale of the Securities to Bank One in full repayment of the Company's indebtedness under the Bridge Credit Agreement.

                  SECTION 4. Payment of Expenses.

                  (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits, including any documents incorporated therein by reference) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, the Indenture, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the delivery of the Securities to the Underwriters,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including the filing fees incident to any necessary filings under state securities laws and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities, if any, (ix) any fees payable in connection with the rating of the Securities and (x) the reasonable fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, in connection with the Indenture and the Securities.

                  (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

                  SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated, pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A Prospectus Supplement shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinions of Counsels for Company. At the Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of (i) Gibson, Dunn & Crutcher LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto, (ii) Hunton & Williams, Virginia counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and (iii) Louis P. Gregory, General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto.

                  (c) Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Shearman & Sterling, counsel for the Underwriters, as the Representative may reasonably require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

                  (d) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change or a development known to the Company involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the President or a Senior Vice President of the Company and of the Treasurer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                  (e) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (f) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (g) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least A3 by Moody's, A- by S&P and A- by Fitch, and the Company shall have delivered to the Underwriters a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other debt securities.

                  (h) No Objection. If required, the NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (i) Delivery to Bank One. At the Closing Time, the Company shall have delivered $147 million of the proceeds from the issuance and sale of the Securities to Bank One and Bank One shall have received such amount (it being understood that this condition shall be deemed to be satisfied to the extent it occurs concurrently with the purchase and payment of the Securities).

                  (j) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

                  (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

                  SECTION 6. Indemnification.

                  (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, Prospectus Supplement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus, Prospectus Supplement or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement contained in or any omission from the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Securities that are the subject thereof if the Company shall sustain the burden of proving that (i) the untrue statement or omission contained in the Prospectus was corrected; (ii) such person was not sent or given a copy of the Prospectus (excluding documents incorporated by reference) which corrected the untrue statement or omission at or prior to the written confirmation of the sale of such Securities to such person if required by applicable law; and (iii) the Company satisfied its obligation pursuant to Section 3(d) of this Agreement to provide a sufficient number of copies of the Prospectus to the Underwriters.

                  (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, Prospectus Supplement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement Without Consent If Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel and such indemnified party shall be entitled to such reimbursement, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this

Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

                  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any

Underwriter or controlling person within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

                  SECTION 9. Termination of Agreement.

                  (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York, Texas or Virginia authorities.

                  (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

                  SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, each severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Company shall have the right to postpone Closing Time, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

                  SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Banc One Capital Markets, Inc., 1 Bank One Plaza, Suite IL1-0595, Chicago, IL 60670, attention of Structuring and Execution and notices to the Company shall be directed to it at 1800 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Texas, 75240, attention of Louis P. Gregory.

                  SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons within the meaning of Section 15 of the 1933 Act and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors and assigns, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 13. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under or in respect of this Agreement taken by the Representative will be binding upon all Underwriters.

                  SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 16. Counterparts. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.



                                       Very truly yours,

                                       ATMOS ENERGY CORPORATION



                                       By: /s/ LAURIE M. SHERWOOD
                                           ----------------------
                                           Name: Laurie M. Sherwood
                                           Title: Vice President, Corporate
                                                  Development and Treasurer

CONFIRMED AND ACCEPTED,
     as of the date first above written:


BANC ONE CAPITAL MARKETS, INC.
         As Representative of the several Underwriters


By: BANC ONE CAPITAL MARKETS, INC.



By: /s/ ROBERT NORDLINGER
   ------------------------------------
           Authorized Signatory

For themselves and as Representative of the other Underwriters named in Schedule A hereto.

                                                                      SCHEDULE A



                                                                                                         Principal
                                                                                                          Amount
                                                                                                            of
                                     Name of Underwriter                                                Securities
                                     -------------------                                                ----------
Banc One Capital Markets, Inc...............................................................           $150,000,000
SG Cowen Securities Corporation.............................................................           $ 25,000,000
SunTrust Capital Markets, Inc. .............................................................           $ 25,000,000
Wachovia Securities, Inc. ..................................................................           $ 25,000,000
Banc of America Securities LLC..............................................................           $  7,500,000
KBC Financial Products USA Inc. ............................................................           $  7,500,000
U.S. Bancorp Piper Jaffray Inc. ............................................................           $  7,500,000
Hibernia Southcoast Capital, Inc. ..........................................................           $  2,500,000
                                                                                                       ------------
                  Total.....................................................................           $250,000,000

                                                                      SCHEDULE B



                       ATMOS ENERGY CORPORATION, as Issuer

                          5 1/8% Senior Notes due 2013


Principal amount to be issued: $250,000,000

Current ratings: Moody's A3, S&P A- and Fitch A-

Interest rate: 5 1/8% payable semiannually on January 15 and July 15 of each year, beginning July 15, 2003

Interest accrues from: January 16, 2003

Date of maturity: January 15, 2013

Redemption provisions: The Securities will be redeemable, as a whole or in part, at the option of the Company, at any time or from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities discounted to the redemption date on a semi-annual basis at the treasury rate plus 15 basis points, plus, in the case of each clause (i) and (ii), accrued interest to the date of redemption.

Sinking fund requirements: None

Initial public offering price: 99.915% of the principal amount plus accrued interest from January 16, 2003

Purchase price to be paid by the Underwriters: 99.265% of the principal amount plus accrued interest from January 16, 2003

Closing date, time and location: January 16, 2003, 9:00 A.M., New York City time, at Shearman & Sterling, 599 Lexington Avenue, New York, New York

Delayed delivery contracts: Not authorized

Listing requirement: None

Other terms and conditions: None

                                                                      SCHEDULE C

                              List of Subsidiaries



1.       Atmos Energy Holdings, Inc.

2.       Atmos Energy Marketing, LLC

3.       Atmos Pipeline and Storage, LLC

4.       Atmos Power Systems, Inc.

                                                                      SCHEDULE D

                              Prepaid Indebtedness

                                                                                             Amount
                                                                                        of Indebtedness*
                                                                                        -----------------
Unsecured 9.76% Senior Notes, due 2004..............................................       $ 6,000,000
Unsecured 9.57% Senior Notes, due 2006..............................................       $ 8,000,000
Unsecured 7.95% Senior Notes, due 2006..............................................       $ 4,000,000
Unsecured 8.07% Senior Notes, due 2006..............................................       $16,000,000
Unsecured 8.26% Senior Notes, due 2014..............................................       $20,000,000
                                                                                           -----------
                                                                               Total       $54,000,000



----------

* Does not include any additional amounts payable in connection with a prepayment of the Prepaid Indebtedness, which amounts as of January 13, 2003 are approximately $15,000,000.

                                                                       Exhibit A



                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)(i)


                  For the purposes of this opinion the term "Prospectus" shall have the meaning set forth in the Underwriting Agreement and shall include the Prospectus Supplement, the Company's Annual Report on Form 10-K for the year ended September 30, 2002 (the "Form 10-K") and any other document incorporated by reference therein.


                  (i) The Company is validly existing as a corporation in good standing under the laws of the State of Texas.

                  (ii) The Company has corporate power and authority to conduct its business as described in the Prospectus and to execute, deliver and perform its obligations under the Underwriting Agreement.

                  (iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  (iv) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  (v) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. The
Section 301 Certificate has been duly authorized, executed and delivered by the Company.

                  (vi) The authentication and delivery of the Securities by the Trustee are authorized and permitted by the Indenture.

                  (vii) The Securities are in the form contemplated by the Indenture, have been duly authorized, executed and delivered by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

                  (viii) The Registration Statement, the Prospectus, including the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, including the documents incorporated by reference therein, as of their respective effective, issue or filing dates (other than the financial statements and supporting schedules and other financial data included therein or omitted therefrom, and the Statement of Eligibility of Trustee on Form T-1 included as an exhibit to the Registration Statement (the "Form T-1"), as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable.

                  (ix) The Securities and the Indenture conform in all material respects to the respective descriptions thereof in the Prospectus under the captions "Description of Debt Securities" and "Description of the Notes."

                  (x) The information in the Prospectus under "Description of Debt Securities" and "Description of the Notes" and in the Registration Statement under Item 15, to the extent that it purports to describe the Securities and the Indenture, or constitutes matters of law, summaries of legal matters, or legal conclusions, has been reviewed by us and is correct in all material respects.

                  (xi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency under any law or regulation of the States of Texas or New York or the United States of America that, in our experience, is generally applicable to the transactions of the nature contemplated under the Underwriting Agreement (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under state securities or blue sky laws or with respect to regulatory matters, as to which we express no opinion, and except for the qualification of the Indenture under the 1939 Act), is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the due execution, delivery and performance of the Indenture by the Company or for the offering, issuance, sale or delivery of the Securities by the Company.

                  (xii) The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Securities by the Company, and the issuance and sale of the Securities by the Company do not and will not, whether with or without the giving of notice or lapse of time or both, violate or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any document filed or incorporated by reference as an exhibit to the Registration Statement or incorporated by reference therein (except for such violations, breaches, or defaults, or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or, to our knowledge, any order, judgment or decree of any court or governmental agency or body of the States of Texas or New York or the United States of America binding on the Company (other than as to orders, judgments or decrees with respect to regulatory matters, as to which we express no opinion).

                  (xiii) The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Securities by the Company, and the issuance and sale of the Securities by the Company do not and will not violate, any law, statute, rule, or regulation of any government or government instrumentality of the States of Texas or New York or the United States of America that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement (other than as to regulatory matters, as to which we express no opinion).

                  (xiv) The Company is not an "investment company" as such terms is defined in the 1940 Act that is required to be registered under the Investment Company Act of 1940.

                  (xv) The Company is not a "holding company" or, to our knowledge, a "subsidiary of a holding company" , within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935; and to our knowledge, no person or corporation which is a "holding company" or a "subsidiary of a holding company", as so defined, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company.

                  (xvi) The Indenture has been duly qualified under the 1939
Act.

                  During the course of the preparation of the Registration Statement and the Prospectus, we have participated in conferences with representatives of the Company and the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Based upon the foregoing, no facts have come to our attention that would lead us to believe that the Registration Statement (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we make no statement), at the time such Registration Statement became effective (which, for the purposes of this paragraph, shall have the meaning set forth in Rule 158(c) under the 1933
Act), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which we make no statement), at the time the Prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We have not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, including statements contained in the documents incorporated by reference therein, and we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of such statements.

                  The opinions expressed above are solely for your benefit in connection with the transactions contemplated by the Underwriting Agreement, the Registration Statement, the Prospectus, the Indenture and the Securities, and are not to be used for any other purpose, or circulated, quoted or otherwise referred to for any purpose, without, in each case, our written permission. We are aware that Shearman & Sterling, your counsel, is relying, solely with respect to matters involving the laws of the State of Texas, on opinion paragraphs
(i)-(iii), (v) and (vii) herein in rendering their opinion to you required under
Section 5(c) of the Underwriting Agreement.


                                      * * *

                  In rendering such opinion, such counsel may state that its opinion is limited to the Federal laws of the United States and the laws of the State of Texas and the State of New York.

                                                                       Exhibit B



               FORM OF OPINION OF VIRGINIA COUNSEL TO THE COMPANY
                  TO BE DELIVERED PURSUANT TO SECTION 5(b)(ii)


                  For the purposes of this opinion the term "Prospectus" shall have the meaning set forth in the Underwriting Agreement and shall include the Prospectus Supplement, the Form 10-K and any other document incorporated by reference therein.


                  (i) The Company is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

                  (iii) Each of the Indenture and the Section 301 Officers' Certificate has been duly authorized, executed and delivered by the Company.

                  (iv) The Securities have been duly authorized, executed and delivered by the Company.

                  Except with our prior written consent, no person other than the addressees of this opinion and Shearman & Sterling, counsel for the Underwriters, shall be entitled to rely upon it. We are aware that this opinion will be relied upon by Shearman & Sterling.

                                      * * *

                  In rendering such opinion, such counsel may state that its opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Virginia.

                                                                       Exhibit C



                FORM OF OPINION OF GENERAL COUNSEL OF THE COMPANY

                  TO BE DELIVERED PURSUANT TO SECTION 5(b)(iii)


                  For the purposes of this opinion the term "Prospectus" shall have the meaning set forth in the Underwriting Agreement and shall include the Prospectus Supplement, the Form 10-K and any other document incorporated by reference therein.


                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas and the Commonwealth of Virginia.

                  (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

                  (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements, employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (v) Each Subsidiary has been duly incorporated or formed, as the case may be, and is validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary or limited liability company membership interests of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or limited liability company membership interests of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

                  (vi) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

                  (vii) The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and data and supporting schedules included therein or omitted therefrom, as to which I need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

                  (viii) To the best of my knowledge, there is no pending or threatened action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder or which is required to be described in the Prospectus that is not described as required.

                  (ix) The information in (a) the Prospectus under "Prospectus Supplement Summary--Atmos Energy", "Prospectus Supplement Summary--Recent Developments", (b) the Form 10-K under "Item 1. Business--Regulation", "Item 1. Business--Rates", "Item 2. Properties" and "Item 3. Legal Proceedings" and (c) "Note 5. Contingencies" to the Company's 2002 Consolidated Financial Statements (contained in the Form 10-K), to the extent that it constitutes matters of law, summaries of legal matters, the Company's Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

                  (x) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                  (xi) All descriptions in the Registration Statement and the Prospectus of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                  (xii) To the best of my knowledge, neither the Company nor any subsidiary is in violation of its charter, bylaws or other organizational document and no default by the Company or any subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

                  (xiii) The material franchises, permits and rights of the Company and its subsidiaries in each jurisdiction in which such franchise, permit or right is required are valid and adequate for the business in which it is engaged, and there do not exist, to the best of my knowledge, any restrictions in connection therewith that, solely or in the aggregate, would result in a Material Adverse Effect.

                  (xiv) There have been issued and, as of the date hereof, are in full force and effect orders or authorizations of the regulatory authorities of Colorado, Georgia, Illinois, Kentucky and Virginia, respectively, authorizing the issuance and sale of the Securities by the Company on the terms set forth or contemplated in the Underwriting Agreement; and no other filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which I express no opinion), is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement, the Indenture, or for the offering, issuance, sale or delivery of the Securities by the Company.

                  (xv) The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Securities by the Company and the consummation of the transactions contemplated in the Underwriting Agreement, the Indenture and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities by the Company and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Underwriting Agreement, the Indenture and the Securities do not and will not, whether with or without the giving of notice or lapse of time or both, violate or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xiv) of the Underwriting Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such violations, breaches or defaults or liens, charges or encumbrances or a Repayment Event that would not have a Material Adverse Effect and except for any Repayment Event under the Bridge Credit Agreement), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or the charter, bylaws or other organizational documents of any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to me, of any government, government instrumentality or court, domestic or foreign, binding on the Company or any subsidiary or any of their respective properties, assets or operations.



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

                  (xvi) The Company is not a "holding company" or, to the best of my knowledge after due inquiry, a "subsidiary of a holding company", within the meaning of such terms as defined in the Public Utility Holding Company Act of 1935; and to the best of my knowledge after due inquiry, no person or corporation which is a "holding company" or a "subsidiary of a holding company", as so defined, directly or indirectly owns, controls or holds with power to vote 10% or more of the outstanding voting securities of the Company.

                  Nothing has come to my attention that would lead me to believe that the Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and Statements of Eligibility of Trustee on Form T-1 included as exhibits to the Registration Statement (the "Form T-1"), as to which I make no statement), at the time such Registration Statement or any such amendment became effective, and at the time the Form 10-K was filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which I make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Except with our prior written consent, no person other than the addressees of this opinion and Shearman & Sterling, counsel for the Underwriters shall be entitled to rely upon it. We are aware that this opinion will be relied upon by Shearman & Sterling.

                                      * * *

                  In rendering such opinion, such counsel may state that his opinion is limited to the Federal laws of the United States, the laws of the State of Texas and the Virginia Stock Corporation Act.



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